BROOKLYN CAPITAL MANAGEMENT, LLC
KIMBALL & WINTHROP, INC.
KIMBALL & WINTHROP, LLC
FULL VALUE ADVISORS, LLC
FULL VALUE SPECIAL SITUATIONS FUND GP, LLC

CODE OF ETHICS

Dated: March 2012

I.                  INTRODUCTION

            This Code of Ethics sets forth the ethical principles of Brooklyn Capital Management, LLC, Kimball & Winthrop, Inc., Kimball & Winthrop, LLC, Full Value Advisors, LLC and Full Value Special Situations Fund GP, LLC (collectively, “Bulldog Investors”). It also sets forth certain policies and procedures for our principals and employees that are intended to promote behavior that is consistent with these principles.

It is impossible to contemplate every situation and contingency. If you are ever unsure as to whether to take an action that may be inconsistent with our core values, please consult with the Chief Compliance Officer before acting.

A.              The Code's Principles. The Code is based on the following principles:

Clients Come First.
Supervised Persons of Bulldog Investors owe a fiduciary duty to clients of Bulldog Investors and must try to minimize activities, interests and relationships that might interfere with making decisions in the best interests of clients.  A Supervised Person shall not induce a client to take action, or not to take action, for the Supervised Person's personal benefit, rather than for the benefit of such client. For example, a Supervised Person would violate this Code by causing a client to purchase a Security owned by the Supervised Person for the purpose of increasing the price of that Security.

Do Not Take Advantage.
Supervised Persons may not use their knowledge of open, executed, or pending client portfolio transactions to profit by the market effect of such transactions, nor may they use their knowledge of the identity, size, or price of a client’s portfolio holding to engage in short-term or other abusive trading.

Avoid Conflicts of Interest.
Supervised Persons must try to avoid activities, perquisites, gifts, or receipt of investment opportunities that could interfere with the Supervised Person's ability to act objectively and effectively in the best interests of Bulldog Investors and its clients.

Compliance with Applicable Law.
The Federal Securities Laws require us to include a provision in the Code that requires Supervised Persons to comply with applicable Federal Securities Laws.  Please consult with the Chief Compliance Officer if you are unsure whether your conduct complies with the Federal Securities Laws.

B.              Duty to Report Violations. Supervised Persons must promptly report all violations of this Code to the Chief Compliance Officer.

II.            PERSONAL SECURITIES TRANSACTIONS

A.               Prohibited Purchases and Sales.

1.           No Access Person may purchase or sell, directly or indirectly, any security in which that Access Person has, or by reason of the transaction would acquire, any direct or indirect beneficial ownership and which to the actual knowledge of that Access Person at the time of such purchase or sale, has been purchased or sold by a Fund within the past thirty days.  However, such purchases or sales are not prohibited with respect to any security that is no longer held in the Fund’s account, if such purchases or sales occur after the Fund has fully liquidated its position in such security and at the time of such purchase or sale the portfolio managers do not intend to reinvest in such security in the foreseeable future.

2.           No Access Person may purchase or sell, directly or indirectly, any security in which that Access Person has, or by reason of the transaction would acquire, any direct or indirect beneficial ownership, on the same day that such security is purchased or sold by a Fund.  In the event that an Access Person engages in such trading activity and receives a better price with respect to such trade than a Fund, such Access Person should disgorge the difference to a nationally-recognized charity.  However, such Access Person shall not be required to disgorge the difference to a nationally-recognized charity if the total dollar amount of such difference amounts to $100 or less.

3.           When trades are being considered for a Fund in securities in which any Access Person has recently traded, and such Access Person has actual knowledge that such security is now being considered for a Fund, the following steps shall be taken:

a.  Such Access Person shall complete the Trade Disclosure Form attached hereto as Appendix 6 to disclose to the Chief Compliance Officer that he has recently traded in such security and to provide information to the Chief Compliance Officer with respect to the date he placed the trade, the amount of shares traded, and the purchase or sale price obtained;

b.  The Chief Compliance Officer shall review such Trade Disclosure Form to ensure that the security was not being considered for a Fund at the time of such Access Person’s trade; and

c.         The Chief Compliance Officer will maintain a copy of such Form in his files.

4.           Although the purchase or sale of shares of SPE by Access Persons is not otherwise prohibited by this Code, no Access Person may purchase or sell shares of SPE while in possession of material, nonpublic information that could reasonably be expected to affect the market price and/or net asset value of SPE.

B.               Exemptions From Certain Prohibitions.  The prohibited purchase and sale transactions described in paragraph II A. above do not apply to:

      1. any personal securities transaction which is non-volitional on the part of the Access Person;

2.    any purchase effected upon the exercise of rights issued by (and acquired from) an issuer pro rata to all holders of a class of its securities, and sales of the rights so acquired and any sale pursuant to a tender offer;

3.           any purchase or sale which the Chief Compliance Officer, or in the event of such Chief Compliance Officer’s unavailability or if such purchase or sale is to be undertaken by the Chief Compliance Officer, a member of Bulldog Investors and the legal counsel of Bulldog Investors, approve(s) on the grounds that its potential harm to the Funds is remote, and that such purchase or sale would not otherwise be prohibited by the Federal Securities Laws.  See Appendix 2.

C.           Preclearance of Certain Trades.  Access Persons may only purchase a Security in an initial public offering or a private placement after receiving approval from the Chief Compliance Officer.  Prior to entering an order for a Securities Transaction that requires preclearance, the Access Person must complete a Trade Authorization Request form and submit the completed form to the Chief Compliance Officer. The form requires Access Persons to provide certain information and to make certain representations. A copy of the Trade Authorization Request form is attached as Appendix 2.

D.              Reporting Requirements.

1.           Initial and Periodic Disclosure of Personal Holdings by Access Persons. Within ten (10) days of being designated as an Access Person and thereafter on an annual basis, Bulldog Investors shall provide each Access Person a copy of this Code, and each Access Person must acknowledge in writing its receipt and review of the Code.  In addition, on an annual basis, each Access Person must identify all Securities in which such Access Person has a Beneficial Interest.  Such acknowledgment and identification of Securities shall be made on the Acknowledgement of Receipt of Code of Ethics and Personal Holdings Report or by alternative means approved by the Chief Compliance Officer.  A copy of the Report is attached as Appendix 1. The information regarding Securities holdings must be current as of a date no more than 45 days prior to the individual becoming an Access Person or the submission of the annual acknowledgment and report.

2.           Transaction and Statement Reporting Requirements.  An Access Person must arrange for the Chief Compliance Officer to have electronic access to, or receive directly from any broker, dealer, or bank that effects any Securities Transaction in which the Access Person has or acquires a Beneficial Interest, duplicate statements for each Brokerage Account in which such Access Person has a Beneficial Interest.

If an Access Person opens an account at a broker, dealer, bank, or mutual fund that has not previously been disclosed, the Access Person must promptly notify the Chief Compliance Officer in writing of the existence of the account and make arrangements to comply with the requirements set forth herein.

3.         Exception from Reporting Requirements.  Access Persons need not submit any report with respect to Securities held in accounts over which the Access Person has no direct or indirect influence or control.

4.           Availability of Reports. All information supplied pursuant to this Code may be made available for inspection to the members of Bulldog Investors, SPE and its board, the Chief Compliance Officer, any individual or entity conducting an internal audit or examination of Bulldog Investors, any party to which any investigation is referred by any of the foregoing, and any attorney or agent of the foregoing.

E.                 Review of Reports.  The Chief Compliance Officer shall review at least quarterly all reports submitted by Access Persons under this Code of Ethics, or statements to which the Chief Compliance Officer has been granted electronic access or has received directly from any broker, dealer, or bank pursuant to paragraph II.D.2 of this Code, and shall compare such individual reports or statements with reports of transactions entered into by the Funds.  The Chief Compliance Officer shall report to the members of Bulldog Investors promptly following the receipt of any report which indicates that an Access Person entered into a Securities Transaction which violated the prohibitions contained in Section II of this Code.  The Chief Compliance Officer shall also report to the members any apparent violations of the reporting requirement, any transaction not required to be reported but which the Chief Compliance Officer nevertheless believes to be a violation of this Code of Ethics, and any other act or practice which the Chief Compliance Officer believes to be a violation of this Code of Ethics.

III.              FIDUCIARY DUTIES

A.                 Confidentiality. Supervised Persons are prohibited from revealing nonpublic information relating to a Fund, or a Fund’s portfolio holdings, except to persons whose responsibilities require knowledge of the information or in the ordinary course of business.

B.                 Gifts and Entertainment. The following provisions on Gifts and Entertainment apply to all Supervised Persons.

1.           Prohibition Against Giving or Receiving Cash or Cash Equivalents. Without the prior, written approval of the Chief Compliance Officer, a Supervised Person and members of his or her Immediate Family may not offer, give, solicit, or receive cash or cash equivalents to or from any prospects, clients, brokers, vendors or other firms or persons with which Bulldog Investors does, or may do, business.  Cash equivalents include gratuities, loans, and expense reimbursements.

2.           Accepting Gifts and Entertainment. On occasion, because of their position with Bulldog Investors, Supervised Persons may be offered, or may receive without notice, Gifts or Entertainment from clients, brokers, vendors, or other persons affiliated with such entities.  In no event may a Supervised Person accept a Gift or Entertainment if that person feels that he or she will become obligated to repay the donor with corporate business.  Gifts or Entertainment of a nominal value (i.e., gifts from one source that have a value reasonably determined by the Supervised Person of no more than $250 per year) may be accepted. If a Supervised Person receives any Gift or Entertainment that has more than a nominal value (greater than $250 per year, as reasonably determined by the Supervised Person), the Supervised Person must immediately inform the Chief Compliance Officer and may not accept such Gift or Entertainment without the prior written consent of the Chief Compliance Officer.

3.           Prohibition Against Soliciting Gifts or Entertainment.  Supervised Persons may not solicit Gifts, gratuities, or Entertainment.

4.           Giving Gifts or Entertainment. Without the written approval of the Chief Compliance Officer, neither Bulldog Investors nor any Supervised Person may give Gifts or Entertainment with an aggregate value in excess of $250 per year to financial organizations, including exchanges, other member organizations, commodity firms, news media, or SPE.

5.           Recordkeeping. The Chief Compliance Officer will maintain a written log of all Gifts and Entertainment that have been reported or approved and exceed the nominal value.

C.                 Corporate Opportunities. Supervised Persons may not take personal advantage of any opportunity properly belonging to a client.  For example, a Supervised Person should not request permission to acquire a Beneficial Interest in a Security pursuant to a private placement or initial public offering without first evaluating whether such Security is appropriate for a client.

D.                 Undue Influence.  Supervised Persons may not cause or attempt to cause a client to purchase, sell or hold any Security in a manner calculated to create any personal benefit to the Supervised Person.  If a Supervised Person stands to benefit materially from an investment decision for a client, and the Supervised Person is making or participating in the investment decision, then the Supervised Person must disclose the potential benefit to a Portfolio Manager and the Chief Compliance Officer.  The Chief Compliance Officer must determine whether or not the Supervised Person will be restricted in making or participating in the investment decision.

E.              Avoid Conflicts of Interest. Supervised Persons must be cognizant of potential conflicts of interest that may call into question the independence of their judgment. This may include Gifts, personal relationships, or business dealings. Supervised Persons are required to disclose any relationships that may present a potential conflict of interest when they are designated an Access Person, as well as on an annual basis. The Disclosure Statement for Potential Conflicts of Interest is attached as Appendix 4. Supervised Persons should also promptly update their conflict disclosure form if they become aware of any new relationships that could present a potential conflict of interest.

F.                 Outside Business Activities. All Supervised Persons are required to disclose their Outside Business Activities. Outside Business Activities should be disclosed when the Supervised Person is designated a Supervised Person, as well as on an annual basis.  The Outside Business Activities Disclosure form is attached as Appendix 5. Supervised Persons should also promptly update their Outside Business Activities Disclosure form if they engage in a previous unreported outside business activity.

No Supervised Person may serve on the board of directors of a publicly-held company (other than SPE, Mexico Equity and Income Fund, Brantley Capital Corporation, ASA Gold and Precious Metals Limited, Korea Equity Fund and Imperial Holdings) absent written notification to the Chief Compliance Officer.

IV.              COMPLIANCE WITH THE CODE OF ETHICS

A.              Administration of the Code of Ethics

1.           Investigating Violations of the Code. The Chief Compliance Officer is responsible for investigating any suspected violation of the Code and shall, as necessary, report the results of each investigation to the members of Bulldog Investors and to SPE if it requires such information.  Material violations of the Code shall be reported to the chief compliance officer of SPE.

2.           Periodic Review. The Chief Compliance Officer will review the Code periodically in light of legal and business developments and experience in implementing the Code, and will recommend such amendments as are deemed appropriate. Promptly following each material amendment, a new version of the Code will be delivered to each Supervised Person and each Supervised Person will be required to acknowledge in writing his receipt of any new version of the Code.

B.              Remedies

1.           Sanctions. If the Chief Compliance Officer determines that a Supervised Person has committed a violation of the Code, Bulldog Investors may impose sanctions and take other actions as deemed appropriate.

C.              Exceptions to the Code. The Chief Compliance Officer may grant exceptions to the procedural requirements of the Code on a case by case basis if, in his opinion, the proposed conduct involves negligible opportunity for abuse.

D.              Inquiries Regarding the Code. The Chief Compliance Officer or an authorized designee will answer any questions about this Code or any related matters.

V.              DEFINITIONS

When used in the Code, the following terms have the meanings set forth below:

"Access Person" means:

(1)	every member or officer of Bulldog Investors;

(2)
every employee of Bulldog Investors who (a) has access to nonpublic information regarding any client’s purchase or sale of securities, or nonpublic information regarding the portfolio holdings of SPE, or (b) is involved in making security recommendations to clients or has access to such recommendations that are nonpublic; and

(3)	such other persons as the Chief Compliance Officer shall designate.

Any uncertainty as to whether an individual is an Access Person should be brought to the attention of the Chief Compliance Officer. Such questions will be resolved in accordance with, and this definition shall be subject to, the definition of "Access Person" found in Rule 204A-1 promulgated under the Investment Advisers Act of 1940, as amended.

"Beneficial Interest" means the opportunity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, to profit, or share in any profit derived from, a transaction in the subject Securities.

An Access Person is deemed to have a Beneficial Interest in the following:

(1)	any Security owned individually by the Access Person;

(2)	any Security owned jointly by the Access Person with others (for example, joint accounts, spousal accounts, partnerships, trusts and controlling interests in corporations); and

(3)
any Security in which a member of the Access Person's Immediate Family has a Beneficial Interest if the Security is held in an account over which the Access Person has decision making authority (for example, the Access Person acts as trustee, executor, or guardian).

In addition, an Access Person is presumed to have a Beneficial Interest in any Security in which a member of the Access Person's Immediate Family has a Beneficial Interest if the Immediate Family member resides in the same household as the Access Person. This presumption may be rebutted if the Access Person provides the Chief Compliance Officer with satisfactory assurances that the Access Person does not have an ownership interest, individual or joint, in the Security and exercises no influence or control over investment decisions made regarding the Security. Access Persons may use the form attached as Appendix 3 (Certification of No Beneficial Interest) in connection with such requests.

Any uncertainty as to whether an Access Person has a Beneficial Interest in a Security should be brought to the attention of the Chief Compliance Officer. Such questions will be resolved in accordance with, and this definition shall be subject to, the definition of "beneficial owner" found in Rules 16a-1(a)(2) and (5) promulgated under the Securities Exchange Act of 1934, as amended.

"Brokerage Account" means any account in which a Supervised Person can transact in Securities, including dividend reinvestment programs.

"Chief Compliance Officer" means Stephanie Darling.

"Entertainment" means any social event, hospitality event, charitable event, sporting event, entertainment event, meal, leisure activity or event of like nature or purpose where the provider accompanies or participates with the Supervised Person. If the provider does not accompany or participate with the Supervised Person, then the Entertainment is considered a gift.

"Federal Securities Laws" means the Securities Act of 1933, the Securities Exchange Act of 1934, the Sarbanes-Oxley Act of 2002, the Investment Company Act of 1940, the Investment Advisers Act of 1940, Title V of the Gramm-Leach-Bliley Act, and any rules adopted by the Securities and Exchange Commission under any of these statutes, the Bank Secrecy Act as it applies to funds and investment advisers, and any rules adopted thereunder by the Securities and Exchange Commission or the Department of the Treasury.

"Fund" means Special Opportunities Fund, Inc., and any private investment funds for which Bulldog Investors currently or in the future serves as investment adviser.

"Gift" means any good or service that has value. Customary promotional items, such as t-shirts, pens, and similar items that include the provider's logo are not considered gifts.

"Immediate Family" of an Access Person means any of the following persons: child, stepchild, spouse, sibling, parent, stepparent, grandchild, grandparent, son-in-law, daughter-in-law, mother-in-law, father-in-law, sister-in-law and brother-in-law.

Immediate Family includes adoptive relationships and other relationships (whether or not recognized by law) that the Chief Compliance Officer determines could lead to possible conflicts of interest, diversions of corporate opportunity, or appearances of impropriety which this Code is intended to prevent.

"Outside Business Activities" means any activities that a Supervised Person may be engaged in outside of their employment with Bulldog Investors, including, but not limited to, service as an officer, director, partner, employee, consultant or independent contractor with any for profit or non-profit organization. A person may be engaged in an outside business activity if they are a) employed by any other person or entity; b) receiving compensation from any other person or entity; c) serving as an officer, director, or partner of another entity; or d) serving in a fiduciary capacity (e.g., trustee, executor or power of attorney) for someone other than a family member.

"Portfolio Manager" means a person who has or shares primary responsibility for the day-to-day management of a Fund’s portfolio.

"Securities Transaction" means a purchase or sale of Securities in which an Access Person has or acquires a Beneficial Interest.

"Security" includes stock, notes, closed-end funds, registered open-end investment companies, exchange traded funds (ETFs), bonds, debentures, and other evidences of indebtedness (including loan participations and assignments), limited partnership interests, investment contracts, and all derivative instruments of the foregoing, such as options and warrants. "Security" does not include futures or options on futures, but the purchase and sale of such instruments are nevertheless subject to the reporting requirements of the Code.

“SPE” means Special Opportunities Fund, Inc.

"Supervised Person" means any member, officer, or employee of Bulldog Investors.

VI.              APPENDICES TO THE CODE

The following appendices are attached to and are a part of the Code:

Appendix 1. Acknowledgement of Receipt of Code of Ethics and Personal Holdings Report
Appendix 2.  Trade Authorization Request for Access Persons
Appendix 3.  Certification of No Beneficial Interest
Appendix 4.  Disclosure Statement for Potential Conflicts of Interest
Appendix 5.  Outside Business Activities Disclosure
Appendix 6.  Trade Disclosure Form for Access Persons

Appendix 1

ACKNOWLEDGEMENT OF RECEIPT OF CODE OF ETHICS
AND PERSONAL HOLDINGS REPORT

1.              By signing below, you acknowledge the following:

You have read the Code of Ethics and understand that it applies to you and to all Securities in which you have or acquire any Beneficial Interest. You have read the definition of "Beneficial Interest" and understand that you may be deemed to have a Beneficial Interest in Securities owned by members of your Immediate Family and that Securities Transactions effected by members of your Immediate Family may be subject to the Code.

You agree to comply with all of the provisions of the Code that apply to you.

You understand that you may be required to disgorge and forfeit any profits on prohibited transactions in accordance with the requirements of the Code.

The information in this report is, to the best of your knowledge, accurate and complete.

2.              Please list below all Brokerage Accounts and Mutual Fund Accounts that hold Securities in which you may be deemed to have a Beneficial Interest. Please ensure that you have arranged for the Chief Compliance Officer to have electronic access to, or receive from each broker, duplicates of each account statement.

A.              Brokerage Accounts: If this is the first time you have identified an account, please provide to the Chief Compliance Officer the most recent account statement (current as of a date no more than 45 days prior to the date you execute this report). If you do not have a Beneficial Interest in any Brokerage Accounts, please indicate "None" below.

Name of Brokerage Firm	Account Title	Account Number

B.           Other Securities: If you have a Beneficial Interest in any Securities that are not held in a Brokerage account (e.g., private investments, limited partnership interests), please list the Securities below. The list of Securities must be current as of a date no more than 45 days prior to the date you execute this report. Indicate "None" if appropriate.

Owner of Security	Name of Security	Number of Shares/Principal Amount

(Attach a separate sheet if more space is necessary)

C.           401(k) Accounts: If you have a Beneficial Interest in any Securities that are held in 401(k) accounts over which you have direct or indirect influence or control, please include the account information below.  If this is the first time you have identified an account, please provide to the Chief Compliance Officer the most recent account statement (current as of a date no more than 45 days prior to the date you execute this report). If you do not have a Beneficial Interest in any 401(k) accounts, please indicate "None" below.

Name of 401(k) Sponsoring Company	Account Title	Account Number

The information in this report is, to the best of your knowledge, accurate and complete

______________________________________
Access Person's Name

______________________________________                                                                                                            ________________________
Access Person's Signature                                                                                                                            Date

Revised October 2010

Appendix 2

TRADE AUTHORIZATION REQUEST FOR ACCESS PERSONS

1.              Name of Access Person:__________________________________________________

2.              Account Title:__________________________________________________________

3.              Account Number:_______________________________________________________

4.              Name of Security:_______________________________________________________

5.	Maximum number of shares or units to be purchased or sold or amount of bond:

______________________________________________________________________

6.              Name and phone number of broker to effect transaction: ________________________

______________________________________________________________________

7.              Check all that apply: ___Purchase   ___Sale   ___Market Order   ___Limit Order

8.	In connection with the foregoing transaction, I hereby make the following representations and warranties:

(a)	I do not possess any material nonpublic information regarding the Security or the issuer of the Security.

(b)	By entering this order, I am not using knowledge of any open, executed, or pending transaction by a Fund.

(c)	The Security is not being acquired in an initial public offering or, if it is, I have reviewed Section II.C of the Code and have attached hereto a written explanation of such transaction.

(d)	The Security is not being acquired in a private placement or, if it is, I have reviewed Section II.C of the Code and have attached hereto a written explanation of such transaction.

(e)	I believe that the proposed trade is not prohibited by the Federal Securities Laws.

(f)	I believe that the proposed trade will have no adverse impact on the Funds because:

________________________________________________________________________
________________________________________________________________________
________________________________________________________________________
________________________________________________________________________

__________________________________                                                                _____________________________
Access Person's Signature                                                                                                Date

For use by Chief Compliance Officer Only:

I hereby approve the proposed transaction based on the above representations.  My approval is based on my conclusion that as a result of the above representations, and based on my understanding of the facts, any potential harm to the Funds in connection with such transaction is remote, that such transaction would not otherwise be prohibited by the Federal Securities Law, and that the Access Person is not benefitting as the result of a Fund’s pending or completed transactions.

Approved:

______________________________     ____________________     ____________________
Signature of Chief Compliance Officer                          Date                                          Time

Appendix 3

CERTIFICATION OF NO BENEFICIAL INTEREST

I have read the Code and I understand that it applies to me and to all Securities in which I have or acquire any Beneficial Interest. I have read the definition of "Beneficial Interest" and understand that I may be deemed to have a Beneficial Interest in Securities owned by certain members of my Immediate Family and that Securities Transactions effected by members of my Immediate Family may therefore be subject to the Code.

The following accounts are maintained by one or more members of my Immediate Family who reside in my household:

Account Name	Account Number	Relationship of Immediate Family Member	Brokerage Firm

I certify that with respect to each of the accounts listed above (initial each line):

_____  I do not own individually or jointly with others any of the securities held in the account.

_____  I do not influence or control investment decisions for the account.

I agree that I will notify the Chief Compliance Officer immediately if any of the information I have provided in this certification becomes inaccurate or incomplete.

____________________________________                                                                       ____________________
Access Person's Signature                                                                                                            Date

____________________________________
Print Name

Appendix 4

DISCLOSURE STATEMENT FOR POTENTIAL CONFLICTS OF INTEREST

Bulldog Investors maintains policies and procedures to identify potential conflicts of interest that may arise as a result of relationships that employees have with (i) issuers of securities that Bulldog Investors holds for its clients, (ii) any other public companies, and (iii) broker-dealers that execute transactions for Bulldog Investors’ clients. To assist with the administration of these policies and procedures, please respond to the following questions:

Are you, or to the best of your knowledge is any member of your immediate family, affiliated with an issuer of securities held by clients of Bulldog Investors? [Note: ownership of securities does not create an affiliation.]   _____ Yes_____ No

If your answer is Yes, please describe affiliation below:

______________________________________________________________________________

Are you, or to the best of your knowledge is any member of your immediate family, affiliated with any other public company?  _____ Yes_____ No

If your answer is Yes, please describe affiliation below:

______________________________________________________________________________

Are you, or to the best of your knowledge is any member of your immediate family, affiliated with any broker-dealer?  ____ Yes____ No

If your answer is Yes, please describe affiliation below:

______________________________________________________________________________

Are there any relationships that you maintain that have the potential for a conflict of interest with Bulldog Investors and its activities?  _____  Yes_____  No

If your answer is Yes, please describe relationships below:

______________________________________________________________________________

________________________________
Access Person's Name

________________________________                                                                   ________________________________
Access Person's Signature                                                                                               Date

Appendix 5

OUTSIDE BUSINESS ACTIVITIES DISCLOSURE

If you are associated with an organization that is not affiliated with Bulldog Investors as an employee, officer, director, consultant, independent contractor, or otherwise, please provide the following information:

1.           Name and Address of Organization

2.           Nature of Organization, Description of Business

3.           Your Title, Position, or Association

4.	Brief Description of Your Duties (specify if responsibilities include handling the organization's financial affairs)

5.           Amount of Time You Devote (or Plan to Devote) to Organization

6.           Percentage of Time You Devote to Organization During Normal Business Hours

7.	Amount of Any Compensation You Receive, if any, and the Frequency With Which it is Received

________________________________                                                   ________________________
Signature                                                                                                            Date

________________________________
Name

Appendix 6

Trade Disclosure Form for Access Persons

I have recently traded in a security that I am now aware is currently being considered for purchase or sale on behalf of a Fund.  Information with respect to my trade is as follows:

1.              Name of Access Person:__________________________________________________

2.              Account Title:__________________________________________________________

3.              Account Number:_______________________________________________________

4.              Name of Security:_______________________________________________________

5.	Number of shares purchased or sold: ____________________________

6.              Nature of Trade: ___Purchase   ___Sale

7.              Date That Trade was Placed:  _____________________________

8.	Per Share Price: _________________

__________________________________                                                               _____________________________
Access Person's Signature                                                                                               Date

Chief Compliance Officer Certification:

I have reviewed the information above and hereby certify that at the time the trade disclosed above was placed, such security was not being considered for purchase or sale on behalf of a Fund.

______________________________     ____________________
Stephanie Darling, CCO                                                                    Date